UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2016 (the “Effective Date”), Sunesis Pharmaceuticals, Inc. (the “Company”) entered into the Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (“Western Bank”) and Solar Capital Ltd. (“Solar Capital,” and collectively with Western Bank, the “Lenders”) and Western Alliance, as Collateral Agent (the “Collateral Agent”).

Pursuant to the terms of the Loan Agreement, the Lenders provided the Company a loan in the principal amount of $15,000,000, for working capital and to fund its general business requirements in accordance with the Loan Agreement and to repay indebtedness of the Company to Oxford Finance LLC, Silicon Valley Bank and Horizon Technology Finance Corporation (collectively, the “Existing Lenders”) pursuant to the Loan and Security Agreement, dated as of October 18, 2011, entered into by and among the Existing Lenders and the Company (the “Oxford Loan Agreement”). On March 31, 2016, the Company used approximately $7.2 million to repay the remaining loan under the Oxford Loan Agreement.

The Company will be required to pay interest on the borrowings under the Loan Agreement at a floating per annum rate equal to the LIBOR Rate in effect from time to time plus 8.54%, with the LIBOR Rate to be determined on the third Business Day prior to the Effective Date and on the first day of each month thereafter. The Company shall make monthly payments of interest only for the first 12-months. Thereafter, in addition to interest accrued during such period, the monthly payments will include an amount equal to the outstanding principal at, as applicable, divided by 36 months, unless the interest only period is extended by a further six months, in which case the amortization period will be 30 months. At maturity (or earlier prepayment) the Company is also required to make a final payment equal to 3.75% of the original principal amount of the amounts borrowed.

The Company may elect to prepay all amounts owed under the Loan Agreement prior to the maturity date therefor, subject to a prepayment fee equal to 2.0% of the amount prepaid if the prepayment occurs on or prior to March 31, 2017, 1.0% of the amount prepaid if the prepayment occurs after March 31, 2017 but on or prior to March 31, 2018 and 0.5% of the amount prepaid if the prepayment occurs thereafter.

Pursuant to the Loan Agreement, the Company is bound by certain affirmative covenants setting forth actions that are required during the term of the Loan Agreement, including, without limitation, certain information delivery requirements, obligations to maintain certain insurance and certain notice requirements. Additionally, the Company is bound by certain negative covenants setting forth actions that are not permitted to be taken during the term of the Loan Agreement without the Lenders’ consent, including, without limitation, incurring certain additional indebtedness, making certain asset dispositions, entering into certain mergers, acquisitions or other business combination transactions or incurring any non-permitted lien or other encumbrance on the Company’s assets. Upon the occurrence of an event of default under the Loan Agreement (subject to cure periods for certain events of default), all amounts owed by the Company thereunder would begin to bear interest at a rate that is 5.0% higher than the rate that would otherwise be applicable and may be declared immediately due and payable by the Collateral Agent. Events of default under the Loan Agreement include, among other things, the following: the occurrence of certain bankruptcy events; the failure to make payments under the Loan Agreement when due; the occurrence of a material impairment on the Collateral Agent’s security interest over the collateral, a material adverse change in the business, operations or condition (financial or otherwise) of the Company or material impairment of the prospect of repayment of the obligations under the Loan Agreement; the occurrence of a default under certain other agreements entered into by the Company; the rendering of certain types of judgments against the Company; the revocation of certain government approvals of the Company; any breach by the Company of any covenant (subject to cure periods for certain covenants) made in the Loan Agreement; and the failure of any representation or warranty made by the Company in connection with the Loan Agreement to be correct in all material respects when made.

The Collateral Agent, for the benefit of the Lenders, has a perfected security interest in substantially all of the Company’s property, rights and assets, except for intellectual property, to secure the payment of all amounts owed to the Lenders under the Loan Agreement. Upon marketing approval of vosaroxin, the Collateral Agent, for the benefit of the Lenders, will also have a perfected security interest in the Company’s intellectual property rights relating to vosaroxin.

In connection with the Loan Agreement, the Company issued each Lender a warrant to purchase 624,006 shares of the Company’s common stock at an exercise price of $0.5409 per share (collectively, the “Lender Warrants”). The Lender Warrants will terminate, if not earlier exercised, on the earlier of March 30, 2021 and the closing of certain merger or consolidation transactions in which the consideration is cash, stock of a publicly traded acquiror, or a combination thereof.

The foregoing is only a brief description of the Loan Agreement and the Lender Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lender Warrants and the Loan Agreement which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016.

Item 1.02	Termination of a Material Definitive Agreement

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item by reference.

The Company relied on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D, in connection with the issuance of the Lender Warrants. The Lender Warrants and the shares of common stock issuable under the Lender Warrants, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: April 6, 2016	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary